Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 26, 2013 relating to the consolidated balance sheets of Oramed Pharmaceuticals Inc. (the “Company”) and its subsidiary as of August 31, 2013 and 2012, and the related consolidated statements of comprehensive income (loss), changes in stockholders’ equity and cash flows for the years then ended and cumulatively, for the period from September 1, 2007 to August 31, 2013, which appears in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2013.

/s/ Kesselman & Kesselman,
Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
October 2, 2014

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50005 Tel-Aviv 6150001  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

Kesselman & Kesselman is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity